Exhibit 10.1
SECOND AMENDMENT TO LEASE AGREEMENT
     THIS SECOND AMENDMENT TO LEASE AGREEMENT (the “Second Amendment”) is effective as of September 1, 2009, by and between RICHARD B. WIRTHLIN FAMILY LLC, a Utah limited liability company (“Landlord”); and HARRIS INTERACTIVE, INC., a Delaware corporation (“Tenant”).
RECITALS:
     R-1. Landlord and Tenant are parties to a certain Lease Agreement (the “Initial Lease”), dated April 23, 2002, for 18,212 square feet of Rentable Area, located on the first, fourth and fifth floors of the Building having a street address of 1920 Association Drive, Reston, Virginia 20191.
     R-2. The Initial Lease was amended by the First Amendment to Lease Agreement dated May 10, 2007.
     R-3. The Initial Lease, as amended by the First Amendment and this Second Amendment, is hereinafter referred to as the “Lease,” unless the context clearly requires otherwise.
     R-4. Tenant desires to reduce the amount of Rentable Area by vacating the fifth floor of the Building (the “Fifth Floor Space”), to extend the term for the Lease, and to make other changes to the Lease.
     R-5. Landlord and Tenant agree that it is in the best interest of both parties to amend the Lease as set forth herein.
     R-6. Capitalized terms not defined herein shall have the same meanings as in the Initial Lease or the First Amendment, as the case may be.
AGREEMENTS:
     NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Lease, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby amend the Lease as follows:
     1. The Recitals numbered R-1 through R-6 are hereby incorporated and made part of this Second Amendment.
     2. Replace Section 1.B in its entirety with: “Basic Rent: Tenant will vacate the Fifth Floor Space no later than September 30, 2009. Provided Tenant vacates the Fifth Floor Space no later than September 30, 2009, unless such date is otherwise extended by the Landlord in writing, Tenant shall not be required to pay Basic Rent, Additional Charges, Operating Expense Increases, or any other amounts for the Fifth Floor Space for any period after September 30, 2009. Notwithstanding the foregoing, Tenant shall pay to Landlord Tenant’s Proportionate Share of Operating Expense Increases, if any, less any billings already paid in the monthly rent, for excess Operating Expenses for the period from January 1, 2009 through September 30, 2009, for the space occupied by Tenant on the 4th floor (the “Fourth Floor Space”) and the Fifth Floor Space. The monthly rent payment for the Fourth Floor Space and the Fifth Floor Space for the month of September 2009 shall be reduced to $28,052, consisting of Basic Rent of $23,556.97 and estimated excess Operating Expenses of $4,495.03. To the extent such estimated excess Operating Expenses exceed the actual excess Operating Expenses, then the difference shall be paid by Landlord to Tenant (or, at Landlord’s option, credited against the next monthly installment of Operating Expense Increase(s) thereafter payable by Tenant), in accordance with the terms of Section 5.B of the Lease. Beginning October 1, 2009, and continuing through April 30, 2010, Basic Rent for the Fourth Floor Space shall be the sum of $112,098 payable in advance in equal monthly installments of $16,014 (an annual amount of $192,168, pro-rated for a 7 month period). Tenant shall not be required to pay its Proportionate Share of Operating Expense Increases for the Fourth Floor Space for the period beginning October 1, 2009 and ending April 30, 2010. Beginning May 1, 2010 and continuing through April 30, 2011, Basic Rent for the Fourth Floor Space shall be the sum of $140,064 payable in advance in equal monthly installments of $11,672. Tenant shall pay its Proportionate Share of Operating Expense Increases beginning January 1, 2011, through the end of the Term. Basic Rent is subject to adjustment on May 1, 2011, and annually thereafter, pursuant to Section 4.B.”
     3. Replace the first two sentences of Section 1.K in their entirety with: “Premises: The space, containing seven thousand three (7,003) square feet of total rentable area, located on the fourth floor of the Building, and having a street address of 1920 Association Drive, Reston, Virginia 20120. The Premises are shown on the fourth floor plan attached as Exhibit A-2 attached hereto.”
     4. Replace Section 1.L in its entirety with: “Rentable Area: The rentable area of the Premises is agreed to be seven thousand three (7,003) square feet.”
     5. Replace Section 1.Q in its entirety with: “Tenant’s Proportionate Share: Fourteen and 458/1000 percent (14.458%), which equals the percentage that the Rentable Area bears to the Building Rentable Area. If the Rentable Area changes, Tenant’s Proportionate Share shall be adjusted accordingly.”
     6. Replace Section 1.S in its entirety with: “Term: The period commencing on the Lease Commencement Date (or the first day of the calendar month next following the Lease Commencement Date, if the Lease Commencement Date occurs on other than the first day of the month) and ending April 30, 2015, unless sooner terminated pursuant to this Lease.”
     7. Replace Section 4.B in its entirety with: “Beginning May 1, 2011, and continuing until April 30, 2015, effective on May 1 of each successive year, the annual Basic Rent payable by Tenant pursuant to Section 1.B (and the monthly installments thereof) shall be in accordance with the schedule set forth below:

Lease Year	Annual Basic Rent	Monthly Basic Rent
5/1/11 through 4/30/12	$144,265.92	$12,022.16
5/1/12 through 4/30/13	$148,593.90	$12,382.83
5/1/13 through 4/30/14	$153,051.72	$12,754.31
5/1/14 through 4/30/15	$157,643.27	$13,136.94”
     8. The “Base Year” defined in Section 5.A.(2) is changed to calendar year 2010.
     9. Section 37.A is amended to replace “Carol Bond” with “Kim DeYoung” or her successor as Tenant Representative.
     10. Landlord and Tenant have entered into this Second Amendment without the services of any broker. Landlord and Tenant shall each indemnify and hold the other harmless from and against any claims for brokerage or other commission arising from such party having employed a broker contrary to its representation as aforesaid.
     11. Tenant shall have the option to terminate this Lease effective as of April 30, 2013, solely upon the following conditions:
          a. Tenant gives Landlord notice of termination no later than December 31, 2012; and
          b. No later than April 30, 2013,, Tenant pays to Landlord an early termination fee of $72,000.00.
     12. Tenant shall have the option to terminate this Lease effective as of April 30, 2014, solely upon the following conditions:
          a. Tenant gives Landlord notice of termination no later than December 31, 2013; and
     13. No later than April 30, 2014, Tenant pays to Landlord an early termination fee of $36,000.00.
     14. There shall be no Tenant allowance, Tenant improvement allowance, rent concession or other incentive owed by Landlord to Tenant in connection with this Second Amendment except as is specifically provided in this Second Amendment.
     15. The Lease, as amended by the First Amendment and this Second Amendment, shall continue in full force and effect under the terms, provisions and conditions thereof. All other terms, covenants and conditions of the Lease not herein expressly modified are hereby confirmed and ratified and remain in full force and effect, and each party agrees that it is not, and, to the best of its knowledge, the other party is not, as of the date of this Second Amendment, in default of any portion of the Lease. Capitalized terms used in this Second Amendment but not defined herein shall have the same meaning given to them in the Initial Lease, as amended by the First Amendment.
     16. This Second Amendment and the Initial Lease, as amended by the First Amendment (including all exhibits thereto), contain the full and final agreement between the parties hereto with respect to Tenant’s lease of space in the Building. Landlord and Tenant shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained herein. No change or modification of this Second Amendment or the Lease, as amended, shall be valid unless the same is in writing and is signed by the parties hereto. No waiver of any of the provisions of this Second Amendment or the Lease, as amended, shall be valid unless the same is in writing and is signed by the party against which it is sought to be enforced.
     17. This Second Amendment shall not be effective and binding unless and until it is fully executed by both parties hereto, with a copy being delivered to both parties.
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     IN WITNESS WHEREOF, Landlord and Tenant have caused this Second Amendment to be effective as of the date stated above pursuant to proper authority.

LANDLORD: RICHARD B. WIRTHLIN FAMILY LLC a Utah limited liability company
Date: 8/31/09	By:	/s/ Richard L. Wirthlin
Richard L. Wirthlin
Managing Member

TENANT: HARRIS INTERACTIVE, INC. a Delaware corporation
Date: 9/1/09	By:	/s/ Marc H. Levin
	(name)	Marc H. Levin
	(title)	SVP, General Counsel & Corporate Secretary

Date: 9/1/09	By:	/s/ Robert J. Cox
	(name)	Robert J. Cox
	(title)	EVP, CFO and Treasurer